UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 22, 2009

SAIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway, Suite 400, Johns Creek, GA	30097

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (770) 232-5067

No Changes.

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Share Purchase Agreements
On December 22, 2009, Saia, Inc. (the “Company”) entered into binding share purchase agreements (the “Purchase Agreements”) with certain qualified institutional buyers (the “Investors”) for the sale of 2,310,000 shares of our common stock, par value $0.001 per share, in the aggregate (the “Shares”) at a price of $11.50 per share in a private placement transaction (the “Private Placement”). The Company expects to receive net proceeds of approximately $25.1 million, after deducting placement agent fees associated with the Private Placement but before deducting other expenses and certain prepayments required with respect to our indebtedness (see “Amendments to Credit Agreement and Master Shelf Agreement”). The Company believes that the sale of shares in the Private Placement is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction not involving a public offering. The closing of the Private Placement and the issuance of the Shares is expected to occur on or about December 29, 2009. A form of the Purchase Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing summary description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.
In connection with the Purchase Agreements, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, we agreed to file within 30 days of the closing date of the Private Placement, a registration statement that will allow the Shares to be offered to the public and to cause such registration statement to become effective within 60 days of the closing of the Private Placement, provided, that, if the Securities and Exchange Commission reviews the filed registration statement, then the Company has agreed to cause the registration statement to become effective as promptly as practicable based on reasonable best efforts by us and in no event later than the earlier of the 120th day following the closing of the Private Placement, and the fifth trading day following the date on which SEC indicates the registration statement is not subject to further review. The Company has agreed to keep such registration statement effective until the earlier of (i) the date on which all of the registrable Shares have been sold, (ii) the date on which the registrable Shares (other than registrable Shares owned by affiliates of the Company) may be sold pursuant to Rule 144 of the Securities Act, without limitation, or (iii) the date one year from the date of the Purchase Agreement. The Company has agreed to extend such effectiveness period in the event that the registration statement or related prospectus has been suspended. If the Company fails to meet these timelines, it may be required to pay damages to the Investors. A form of the Registration Rights Agreement is attached as Exhibit 10.2 to this report and is incorporated herein by reference. The foregoing summary description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2.
Amendments to Credit Agreement and Master Shelf Agreement
On December 22, 2009, the Company entered into amendments (each an “Amendment” and collectively, the “Amendments”) to the Company’s Third Amended and Restated Credit Agreement, dated as of June 26, 2009, by and among the Company and its banking group (the “Credit Agreement”) and the Company’s Amended and Restated Master Shelf Agreement, dated as of June 26, 2009, between Saia, Inc. and the holders of the Company’s Senior Notes (the “Master Shelf Agreement”). The Amendments, which are subject to certain customary conditions and are also conditional upon the receipt of proceeds from the Private Placement, net of placement agent fees but before other expenses, of more than $25.0 million, include the following terms:
•	A modification of the adjusted leverage ratio covenant to include the net proceeds from the Private Placement in the calculation of EBITDAR (as defined in each of the Amendments) for all periods through the first quarter of 2011. The maximum permitted adjusted leverage ratio would remain at 4.75 to 1.00 through the second quarter of 2010 and increase to 5.00 to 1.00 thereafter through the first quarter of 2011. The standard maximum permitted leverage ratio would remain at 4.25 to 1.00 through the first quarter of 2011.

•	A reduction in the minimum required fixed charge coverage ratio to 1.00 to 1.00 from 1.05 to 1.00 through the first quarter of 2011, and a modification to include the net proceeds of the Private Placement in the EBITDAR calculation.

•	A permanent reduction in borrowing availability under the Credit Agreement from $160 million to $120 million.

•	A cap on aggregate annual rental expense of $19.0 million.

•	No change in the pricing grid for the Credit Agreement.

•	An increase in the interest rate on all Senior Notes to 9.75% from an average of 6.8% commencing with the amendment to the Master Shelf Agreement and continuing until the end of the second quarter of 2011, subject to compliance with debt covenants, and except for the principal and interest prepaid with respect to 2010, which would be prepaid at the interest rate prior to the effectiveness of such amendment.

•	A prepayment of principal and interest installments on the Senior Notes otherwise due and payable during 2010 aggregating approximately $24.5 million.

•	A prepayment of $2.0 million in fees related to the Company’s letters of credit otherwise due and payable during 2010 under the Credit Agreement.

•	Amendment fees of approximately $900,000.
The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety to the full text of each Amendment, copies of which are filed herewith as Exhibits 10.3 and 10.4 and incorporated herein by reference.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
The information included under the heading “Share Purchase Agreements” in Item 1.01 to this Form 8-K is hereby incorporated by reference into this Item 3.02.
ITEM 7.01 OTHER EVENTS
On December 22, 2009, the Company issued a press release discussing the events described in Item 1.01 and providing an update on certain recent developments involving the Company. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information included in this Item 7.01 to this Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of Share Purchase Agreement

10.2	Form of Registration Rights Agreement

10.3	First Amendment to Third Amended and Restated Credit Agreement, dated as of December 22, 2009, by and among Saia, Inc., the banks named therein and Bank of Oklahoma, National Association.

10.4	First Amendment to Amended and Restated Master Shelf Agreement, dated as of December 22, 2009, between Saia, Inc., The Prudential Insurance Company of America and the note holders named therein.

99.1	Press Release dated December 22, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.
Date: December 22, 2009	/s/ James A. Darby
James A. Darby
Vice President of Finance and Chief Financial Officer